EX-31 Rule 13a-14(d)/15d-14(d) Certification.


  I, John Isbrandtsen, certify that:

  1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Sequoia Mortgage Trust 2007-3 (the "Exchange Act periodic reports");

  2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
     Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Cenlar, FSB as Sub-Servicer for Morgan Stanley Credit Corporation, GMAC Bank as Sub-Contractor for GMAC Mortgage, LLC f/k/a GMAC Mortgage Corporation, GMAC Mortgage, LLC f/k/a GMAC Mortgage Corporation as Servicer, Morgan Stanley Credit Corporation as Servicer, PHH Mortgage Corporation as Servicer, Wells Fargo Bank, N.A. as Servicer and Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator.

    Dated:   March 28, 2008


    /s/ John Isbrandtsen
    Signature

    Vice President
    (senior officer in charge of securitization of the depositor)